UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2009
Impax Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27354	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 476-2000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement.
     On April 7, 2009, the Company entered into a Third Amendment to Amended and Restated Loan and Security Agreement (the “Third Amendment”) with Wachovia Bank, National Association, a Wells Fargo Company (the “Bank”), which amends, as of March 31, 2009, certain terms of the Amended and Restated Loan and Security Agreement, dated as of December 15, 2005, between the Company and the Bank, as amended by the First Amendment to Amended and Restated Loan and Security Agreement effective as of October 14, 2008 and the Second Amendment to Amended and Restated Loan and Security Agreement effective as of December 31, 2008 (the “Credit Agreement”).
     The following is a summary of the material provisions of the Third Amendment and is not intended to be complete. Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such terms in the Credit Agreement.
     The Third Amendment amended the Credit Agreement to, among other matters: (i) extend the Termination Date from March 31, 2009 to March 31, 2010; (ii) increase the interest rate margin applicable to Prime Rate Loans to 0.25% or 0.75%, as applicable; (iii) increase the interest rate margin applicable to LIBOR Loans to 2.25%, 2.5% or 3.0%, as applicable; (iv) eliminate the servicing fee during any month in which no Revolver Loans are outstanding; (v) require the Fixed Charge Coverage Ratio be tested only for Applicable Fiscal Periods during which the Company’s Net Cash Position is less than $50,000,000; (vi) require all compliance certificates delivered by the Company to the Bank include a calculation of its Net Cash Position for the Applicable Fiscal Period covered by the certificate; and (vii) limit the Company’s Capital Expenditures to $25,000,000 during the period from January 1, 2009 through December 31, 2009 and for each calendar year thereafter. In connection with the execution of the Third Amendment, the Company is obligated to pay to the Bank a commitment fee of $100,000. The Third Amendment also included various representations and other provisions customary for a transaction of this nature.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Company entered into the Third Amendment, the terms of which are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 8, 2009

IMPAX LABORATORIES, INC.
By:	/s/ Arthur A. Koch, Jr.
	Name:	Arthur A. Koch, Jr.
	Title:	Senior Vice President, Finance, and Chief Financial Officer

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